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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") between Lions Gate Entertainment Inc. ("Lions Gate") and James Keegan ("Employee") is entered into and is effective as April 16, 2002 ("Effective Date") with respect to the following:

         1. EMPLOYMENT: Lions Gate hereby agrees to employ Employee as its Chief Administrative Officer and Executive Vice President and Employee hereby agrees to accept such employment under the terms and conditions set forth below. Employee shall report to the CEO or his designee, provided such designee is in a position superior to Employee, including but not limited to a COO. Employee's principal place of employment shall be Los Angeles, California.

         2.       TITLE: Executive Vice President and Chief Administrative
Officer

         3.       TERM: Four Years, commencing as of the Effective Date

         4. LOAN: Lions Gate shall lend Employee the sum of sixty six thousand six hundred and sixty six dollars and sixty six cents ($66,666.66) at an interest rate equal to Lions Gate's actual cost funds (the "Loan"). Employee shall pledge any and all interests, stocks and/or options that Employee holds in connection with Artisan Entertainment and affiliated or related companies as collateral (the "Collateral") for the Loan. Upon the earlier of (i) four years from the Effective Date of this Agreement or (ii) Lions Gate's termination of Employee for "cause", in the event that the Loan has not been repaid in full, Lions Gate shall have the right into convert the Collateral to its own name and ownership, whereafter Lions Gate shall have no further recourse against Employee in connection with the Loan. In this regard, Employee hereby irrevocably appoints Lions Gate to execute any such additional documents as are required or which Lions Gate reasonably deems necessary to give effect to the purposes of this paragraph, such power being coupled with an interest. In the event that (i) Lions Gate coverts the Collateral to its own name, and (ii) liquidates such Collateral in an amount greater than the outstanding principal and interest with respect to Loan, such excess shall be paid to the employee. In the event that Lions Gate terminates this Agreement without cause, it shall forgive the Loan.

         5. BASE SALARY: Employee's compensation for the first year of the Term shall be $340,000 per annum, subject to normal statutory deductions, payable semi-monthly or in accordance with Lions Gate's then existing payment policy. Employee's compensation for the second year of the Term shall be $350,000 per annum, subject to normal statutory deductions, payable semi-monthly or in accordance with Lions Gate's then existing payment policy. Employee's compensation for the third year of the Term shall be $360,000 per annum, subject to normal statutory deductions, payable semi-monthly or in accordance with Lions Gate's then existing payment policy. Employee's compensation for the fourth year of the Term shall be $370,000 per annum, subject to normal statutory deductions, payable semi-monthly or in accordance with Lions Gate's then existing payment policy.

         6. BONUSES: (i) Discretionary by the CEO of the Company and (ii) Employee shall be entitled to participate in all management bonus plans, or arrangements which are approved by Lions Gate's board of directors or senior management that are applicable to Lions Gate employees of Employee's level.


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         7.       BENEFITS: Employee shall be eligible for all employee benefits
(health insurance and vacation) and 401(k) per Lions Gate's standard benefit program, commencing July 1, 2002. Employee shall be entitled to accrue vacation at the rate of three weeks per year up to a maximum of four weeks at any given time. Vacation shall accrue as of the first day of employment. Employee shall be entitled to all other "perqs" that are applicable to Lions Gate employees of Employee's level. Employee shall be reimbursed for all cell phone expenses incurred for business purposes, including the pro-rata portion of all monthly charges. For as long as Lions Gate continues the policy for all executives at Employee's level, Employee shall be entitled to fly business class for any flight in excess of four hours. Employee shall be entitled to be reimbursed for all reasonable expenses incurred in the performance of Employee's obligations hereunder. Employee shall be a designated covered individual under Lions Gate's Directors and Officers insurance policy.

         8. SERVICES: Employee's services shall be exclusive to Lions Gate during the Term. Employee shall render such services as are customarily rendered by persons in Employee's capacity in the motion picture industry and as may be reasonably requested by Lions Gate including but not limited to, at Lions Gate's request, heading up Lions Gate's information technologies and finance and accounting divisions. In addition, in the event that Lions Gates' current CFO ceases to be employed by Lions Gate for any reason, then Employee, at Lions Gate's election, shall assume all of the duties and responsibilities of the CFO and take such additional title. In the event that Lion Gate does elect that Employee so assume all of the duties and responsibilities of the CFO, Employee hereby acknowledges that Lions Gate shall not hire or appoint any other CFO and Employee shall render such services as are customarily rendered by CFOs in the motion picture industry. Employee hereby agrees to comply with all reasonable requirements, directions and requests, and with all reasonable rules and regulations made by Lions Gate in connection with the regular conduct of its business; to render services during Employee's employment hereunder whenever and wherever and as often as Lions Gate may reasonably require in a competent, conscientious and professional manner and as otherwise reasonably instructed by Lions Gate.

         9. CONFIDENTIAL INFORMATION; RESULTS AND PROCEEDS: Employee hereby expressly agrees that Employee will not disclose any confidential matters of Lions gate prior to, during or after Employee's employment provided such information remains confidential and does not become publicly known other than as a result of a breach hereof. In addition, Employee agrees that Lions Gate shall own all rights of every kind and character throughout the universe, in perpetuity to any material and/or idea suggested or submitted by Employee or suggested or submitted to Employee by a third party that occurs during the Term and are within the scope of Employee's employment and responsibilities hereunder. Employee agrees that during the Term, Lions Gate shall own all other results and proceeds of Employee's services that are related to Employee's employment and responsibilities hereunder.

         10. STOCK OPTIONS: Lions Gate shall request that the Compensation Committee of Lions Gate ("CCLG") authorize and grant Employee the right (the "Option") to purchase 100,000 common shares of Company in accordance with the terms and conditions of Lions Gate's Employee Stock Option Plan. Employee acknowledges that this grant of stock is subject to the approval of the CCLG. Lions Gate hereby confirms that the CCLG has granted such request. If any employee's stock options which are issued under the Employee Stock Option

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Plan accelerate in vesting schedule as a result of a change of control,
Employee's stock options issued hereunder shall likewise accelerate in vesting schedule. The terms of Employee Stock Option Plan applicable to Employee are the same terms applicable to all Lions Gate employees granted stock under the subject Plan.

         11. NOTICES: All notices to be given pursuant to this agreement shall be effected either by mail or personal delivery in writing as follows:

                  LIONS GATE:

                  Lions Gate Entertainment
                  4553 Glencoe Avenue, Suite 200
                  Marina del Rey, California 90292
                  Attention:  General Counsel

                  EMPLOYEE:

                  James Keegan
                  c/o Lions Gate Entertainment
                  4553 Glencoe Avenue, Suite 200
                  Marina del Rey, California 90292

                  WITH A COURTESY COPY TO KEN KLEINBERG, ESQ.

                  Kleinberg Lopez Lange Cuddy and Edel
                  2049 Century Park East, Suite 3180
                  Los Angeles, California 90067

         12. COMPLETE AGREEMENT; MODIFICATIONS: Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. This agreement embodies the complete agreement and understanding between the parties and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

         13. LAWS: This agreement will be governed by the internal laws of the State of California irrespective of rules pertaining to conflicts of laws. This Agreement may be executed via facsimile and/or in counter-parts and all such counter-parts and/or facsimile copies shall be deemed one and the same and an original of this Agreement.

         14. WAIVERS: Failure to require compliance with any provision or condition provided for under this agreement at any one time, or several times, shall not be deemed a waiver or relinquishment of such provision or condition at any other time.

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         15.      ASSIGNMENT: Employee shall not assign any of his rights or delegate any of his duties under this Agreement. The foregoing notwithstanding, it is understood that Employee, in the ordinary course of fulfilling his obligations hereunder, shall delegate and assign financial and other operational responsibilities to those employees under his supervision; provided, however, Employee shall retain full responsibility for all matters in all divisions which report to Employee.

         16. TERMINATION AND NON - RENEWAL: This Agreement shall terminate upon the happening of any one or more of the following events:

                  (a) The mutual written agreement between Lions Gate and Employee; or

                  (b) The death of Employee except that all of Employee's stock options shall be deemed vested and be granted to Employee's estate; or

                  (c) Employee's having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing his duties hereunder for a period of ninety (90) days or more in any one year period, provided that Employee has not cured disability within ten days of written notice; in such event all of Employee's stock options shall vest according to the vesting schedule set forth in the Employee Stock Option Plan and be granted to Employee upon such vestiture; or

                  (d) the determination on the part of Lions Gate that "cause" exists for termination of this Agreement; "cause" being defined as any of the following: 1) Employee's conviction of a felony or plea of nolo contendere to a felony except in connection with a traffic violation; 2) commission, by act or omission, of any material act of dishonesty in the performance of Employee's duties hereunder; 3) material breach of this Agreement by Employee; or 4) any act of misconduct by Employee having a substantial adverse affect on the business or reputation of Lions Gate. In the event that Lions Gate intends to dismiss Employee for "cause" as set forth in sub-paragraph
(d) 3) or 4), it shall only be entitled to do so in the event that Employee has not cured such reason for "cause" within ten days of written notice.

                  (e) Without Cause. Any stock options granted under paragraph 10 shall vest, subject to the terms of the plan. In addition, if Employee is terminated by Lions Gate for any reason other than as set forth in sub-paragraphs 15(a)-(d), a severance amount equal to 50% of the balance of the compensation still owing to Employee under paragraph 5 hereof at the time of termination shall be paid to Employee by Lions Gate, which payment shall relieve Lions Gate of any and all obligations to Employee except that Lions Gate shall also pay Employee 100% of the following amounts: (i) any accrued vacation and/or other benefits; (ii) any incurred business expenses that have not been reimbursed as of the date of the termination; and (iii) the pro-rata portion of any bonuses which are earned that Employee is entitled to receive as of the date of termination. Employee shall have no obligation to mitigate in connection with Employees rights as set forth in this sub-paragraph and Lions Gate shall no right of off-set in this regard.

         In the event that this Agreement is terminated pursuant to sub-paragraphs (a)-(d) above neither Lions Gate nor Employee shall have any remaining duties or obligations hereunder, except that Lions Gate shall pay to Employee, only such compensation as is earned under

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Paragraph 5 as of the date of termination and 100% of the following amounts: (i)
any accrued vacation and/or other benefits; (ii) any incurred business expenses that have not been reimbursed as of the date of the termination; and (iii) the pro-rata portion of any bonuses which are earned that Employee is entitled to receive as of the date of termination.

         17. TRADE SECRETS: The parties acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operation of Lions Gate and its affiliated entities, including without limitation, financial, personnel, sales, planning and other information that is owned by Lions Gate and regularly used in the operation of Lions Gate's business and that this information constitutes Lions Gate's trade secrets. Employee agrees that he shall not intentionally or through gross negligence disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment for Lions Gate. Employee shall be entitled to secure other employment following the termination of this Agreement based upon Employee's experience during the Term as long as no trade secrets are disclosed.

         18. ARBITRATION: Employee and Lions Gate agree that any and all claims or controversies whatsoever brought by Employee or Lions Gate, arising out of or relating to this Agreement, his employment with Lions Gate, or otherwise arising between Employee and Lions Gate, will be settled by final and binding arbitration under the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. This includes all claims whether arising in tort or contract and whether arising under statute or common law. Such claims may include, but are not limited to, those relating to this Agreement, wrongful termination, retaliation, harassment, or any statutory claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or similar Federal or state statutes. In addition, any claims arising out of the public policy of California (and/or claims arising out of the public policy of the state in which Employee is employed), any claims of wrongful termination, employment discrimination, retaliation, or harassment of any kind, as well as any claim related to the termination or non-renewal of this Agreement shall be arbitrated under the terms of this Agreement. The obligation to arbitrate such claims will survive the termination of this Agreement. The Company shall pay the administrative costs of such arbitration proceeding,

         The arbitration will be conducted before an arbitrator who is a member of the National Academy of Arbitrators and selected by the parties from the American Arbitration Association's Labor Panel. The arbitrator shall have a business office in or be a resident of Los Angeles County, California. The arbitrator will have jurisdiction to determine the arbitrability of any claim. The arbitrator will not have the right to add to, subtract from or modify any of the terms of this Agreement, nor the power to reverse or modify any decision reserved to Lions Gate's discretion. The arbitrator shall have the authority to grant all monetary or equitable relief (including, without limitation, injunctive relief and ancillary costs and fees) available under state and Federal law. Judgment on any award rendered by the arbitrator may be entered and enforced by any court having jurisdiction thereof. Discovery shall be in accordance with the California Arbitration Act.

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         If the foregoing represents Employee's and Lions Gate's understanding and agreement and Employee Lions Gate agree to be legally bound by the foregoing terms and conditions, each so indicate in the place provided for below.

                                     Lions Gate Entertainment, Inc.

                                     By: _______________________________________

                                     Its:_______________________________________

Agreed to and Accepted:

____________________________
James Keegan

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